                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K/A
                                 AMENDMENT NO. 1



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  January 8, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                  ASHA CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Delaware                   0-16176               84-1016459
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



              600 C Ward Drive, Santa Barbara, California  93111
       ------------------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code




                                (805) 683-2331
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 8, 1999, ASHA Corporation (the "Company") acquired all of the outstanding stock of McLaren Engines, Inc. ("McLaren") in exchange for 150,000 shares of the Company's authorized but unissued Common Stock. The acquisition was made pursuant to the terms of a Stock Purchase Agreement among the Company, McLaren and the shareholders of McLaren.

     Immediately prior to the acquisition, the Company assisted McLaren to complete a reorganization in which McLaren redeemed the stock of its two shareholders and issued new shares to McLaren's employees. The Company loaned McLaren $1,355,000 and McLaren borrowed $2,454,000 from an unaffiliated bank to complete this reorganization.

     McLaren was founded in 1969 as the U.S. base for the McLaren Racing Team, and is currently involved in designing, fabricating, developing, validating and certifying engines and related products for over 100 automotive Tier I and
OEM companies throughout the world.   McLaren's operations are based in a
56,000 square foot office and laboratory facility in Livonia, Michigan. McLaren has approximately 48 employees.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements of McLaren Engines, Inc. are filed herewith:

                                                               PAGE

     Report of Independent Public Accountants ................  F-1

     Balance Sheets as of September 30, 1998 and 1997 ........  F-2

     Statements of Income for the years ended
     September 30, 1998 and 1997 .............................  F-3

     Statements of Stockholders' Equity for the years
     ended September 30, 1998 and 1997 .......................  F-4

     Statements of Cash Flows for the years ended
     September 30, 1998 and 1997 .............................  F-5

     Notes to Financial Statements ...........................  F-6

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed herewith:

                                                               PAGE

     Unaudited Pro Forma Condensed Consolidated
     Financial Data ..........................................  F-9

     Unaudited Pro Forma Condensed Consolidated Balance
     Sheet as of September 30, 1998 ..........................  F-10

     Unaudited Pro Forma Condensed Consolidated Income
     Statement for the year ended September 30, 1998 .........  F-12

     (c)  EXHIBITS.   The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                      LOCATION

 10.1      Stock Purchase Agreement with    Previously filed
           McLaren Engines, Inc.

 10.2      Loan Agreement with McLaren      Previously filed.
           Engines, Inc.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ASHA CORPORATION



Dated: February 11, 1999           By: /s/ John C. McCormack
                                       John C. McCormack, President

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of
  McLAREN ENGINES, INC.:

We have audited the accompanying balance sheets of McLAREN ENGINES, INC. (a Delaware corporation) as of September 30, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McLAREN ENGINES, INC. as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                  /s/ Arthur Andersen LLP
                                  ARTHUR ANDERSEN LLP


Los Angeles, California
January 15, 1999

                              McLAREN ENGINES, INC.
                  BALANCE SHEETS - SEPTEMBER 30, 1998 AND 1997

                                    ASSETS
                                                    1998          1997
                                                 ----------    ----------
CURRENT ASSETS:
  Cash and cash equivalents                      $1,427,000    $1,064,000
  Marketable securities                              93,000        74,000
  Accounts receivable, net of allowance
    for doubtful accounts of $15,000 in
    1998 and 1997                                   835,000       867,000
  Inventories                                        22,000        40,000
  Prepaid expenses and other                         10,000         8,000
                                                 ----------    ----------
     Total current assets                         2,387,000     2,053,000
                                                 ----------    ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                               82,000        82,000
  Building improvements                           2,355,000     2,355,000
  Machinery and Equipment                         2,982,000     2,779,000
  Vehicles                                           80,000        80,000
                                                 ----------    ----------
                                                  5,499,000     5,296,000
  Less--Accumulated depreciation and
   amortization                                  (3,931,000)   (3,752,000)
                                                 ----------    ----------
                                                  1,568,000     1,544,000
                                                 ----------    ----------
                                                 $3,955,000    $3,597,000
                                                 ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                               $   33,000    $   35,000
  Payroll and related                                93,000        85,000
  Accrued expenses                                   65,000        67,000
  Customer deposits                                 150,000       190,000
  Income taxes payable                               79,000        38,000
                                                 ----------    ----------
     Total current liabilities                      420,000       415,000
                                                 ----------    ----------
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value
    Authorized - 1,000 shares
    Issued and outstanding - 105 shares
      in 1998 and 1997                                1,000         1,000
  Additional paid-in capital                         23,000        23,000
  Retained earnings                               3,455,000     3,118,000
  Unrealized gain on marketable securities           56,000        40,000
                                                 ----------    ----------
                                                  3,535,000     3,182,000
                                                 ----------    ----------
                                                 $3,955,000    $3,597,000
                                                 ==========    ==========

The accompanying notes are an integral part of these balance sheets.

                             McLAREN ENGINES, INC.
                             STATEMENTS OF INCOME
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                    1998          1997
                                                 ----------    ----------

NET SALES                                        $3,673,000    $3,241,000

COST OF SALES                                     2,050,000     2,064,000
                                                 ----------    ----------
     Gross profit                                 1,623,000     1,177,000
                                                 ----------    ----------

SELLING, GENERAL AND ADMINISTRATIVE               1,199,000     1,112,000
                                                 ----------    ----------

     Income from operations                         424,000        65,000

INTEREST INCOME, net                                123,000        95,000
                                                 ----------    ----------
     Income before provision for
       income taxes                                 547,000       160,000

PROVISION FOR INCOME TAXES                          210,000        77,000
                                                 ----------    ----------
     Net income                                  $  337,000    $   83,000
                                                 ==========    ==========





























The accompanying notes are an integral part of these financial statements.

                             McLAREN ENGINES, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                  Common Stock
                 ---------------
                                  Additional
                                  Paid-in     Retained   Unrealized
                 Shares   Amount  Capital     Earnings      Gain       Total
                 ------   ------  ----------  --------   ----------  ----------
BALANCE,
 September 30,
 1996             105     $1,000  $23,000    $3,035,000   $11,000    $3,070,000

 Increase in
 fair value
 of marketable
 securities         -          -        -             -    29,000        29,000

 Net income         -          -        -        83,000         -        83,000
                  ---     ------  -------    ----------   -------    ----------

BALANCE,
 September 30,
 1997             105      1,000   23,000     3,118,000    40,000     3,182,000

 Increase in
 fair value
 of marketable
 securities         -          -        -             -    16,000        16,000

 Net income         -          -        -       337,000         -       337,000
                  ---     ------  -------    ----------   -------    ----------

BALANCE,
 September 30,
 1998             105     $1,000  $23,000    $3,455,000   $56,000    $3,535,000
                  ===     ======  =======    ==========   =======    ==========














The accompanying notes are an integral part of these financial statements.

                            McLAREN ENGINES, INC.
                          STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                    1998          1997
                                                 ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $  337,000    $   83,000
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                 179,000       169,000
  Changes in operating assets and liabilities:
      Accounts receivable                            32,000      (263,000)
      Inventories                                    18,000        12,000
      Prepaid expenses                               (2,000)       78,000
      Accounts payable                               (2,000)       (4,000)
      Payroll and related                             8,000       (62,000)
      Accrued expenses                               (2,000)      (13,000)
      Customer deposits                             (40,000)      186,000
      Income taxes payable                           41,000        30,000
                                                 ----------    ----------
     Net cash provided by operating activities      569,000       216,000
                                                 ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment               (203,000)       (8,000)
  Purchases of marketable securities                 (3,000)       (2,000)
                                                 ----------    ----------
     Net cash used in investing activities         (206,000)      (10,000)
                                                 ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                              -       (93,000)
  Payments on capital leases                              -        (5,000)
                                                 ----------    ----------
     Net cash used in financing activities                -       (98,000)
                                                 ----------    ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS           363,000       108,000

CASH AND CASH EQUIVALENTS, beginning of period    1,064,000       956,000
                                                 ----------    ----------
CASH AND CASH EQUIVALENTS, end of period         $1,427,000    $1,064,000
                                                 ==========    ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid for interest                         $        -    $    2,000
                                                 ==========    ==========
  Cash paid for income taxes                     $  162,000    $   88,000
                                                 ==========    ==========






The accompanying notes are an integral part of these financial statements.

                            McLAREN ENGINES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 1998


1.   LINE OF BUSINESS

McLAREN ENGINES, INC. (the Company or McLaren) services the automotive, marine and racing industries. The Company is involved in designing, fabricating, developing, validating and certifying engines plus related components and products for automotive original equipment manufacturer (OEM) companies.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     The Company recognizes revenue from contracts over the life of the contract using the percentage of completion method. When estimates indicate a loss, the full amount of the loss is accrued. Service revenues are recognized as services are performed.

     CONCENTRATION OF RISK AND MAJOR CUSTOMERS

     The Company maintains cash balances in highly qualified financial institutions. At September 30, 1998 and 1997, the Company had $1,419,000 and $1,077,000, respectively, in bank deposits in excess of federally insured limits. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Marketable securities are carried at the lower of aggregate cost or quoted market value. The securities are accounted for as "available-for-sale" in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, whereby unrealized gains and losses are recorded as a component of stockholders' equity. At September 30, 1998 and 1997, the market value of the securities was $93,000 and $74,000, respectively and the carrying cost amounts were $37,000 and $34,000, respectively.

     Two customers accounted for thirty-nine percent of sales in 1998 and three customers had accounts receivable balances greater than ten percent of the total net accounts receivable outstanding at September 30, 1998. Three customers accounted for forty-eight percent of sales in 1997 and four customers had accounts receivable balances greater than ten percent of total net accounts receivable in 1997.

     INVENTORIES

     Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method (FIFO).

     PROPERTY, PLANT AND EQUIPMENT

     Property and equipment are recorded at cost, including significant expenditures that increase the asset lives. Ordinary maintenance and repairs are charged to operations as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized. Realization of property and equipment is periodically reviewed in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

     Depreciation and amortization are provided over the estimated useful lives of the assets, using straight-line and accelerated methods. Estimated useful lives are as follows:

          Building improvement           31.5 years
          Machinery and equipment        5 years
          Vehicles                       5 - 7 years

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   LINE OF CREDIT

     In March 1998, the Company entered into an agreement (the agreement) with a financial institution renewing its existing line of credit. The agreement allows for borrowings up to $700,000 bearing interest at the prime rate (8.5 percent at September 30, 1998). The line of credit is secured by all of the Company's bank accounts maintained with the financial institution. The agreement expires in May 1999 and provides for renewals. As of September 30, 1998 and 1997 no amounts were outstanding on this line of credit.

4.   CUSTOMER DEPOSITS

     At September 30, 1998 and 1997, customer deposits of $150,000 and $190,000, respectively, represent amounts paid by customers for services to be completed by the Company. This amounts will be recognized as revenue as the related services are performed.

5.   INCOME TAXES

     Deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on changes in the deferred income tax assets or liabilities from period to period.

    The provision for income taxes for the years ended September 30, 1998 and 1997 is as follows:

                                          1998         1997
                                        ---------   ---------

     Current federal                    $ 186,000   $  47,000
     Current state                         24,000      30,000
     Deferred                                   -           -
                                        ---------   ---------
                                        $ 210,000   $  77,000
                                        =========   =========

6.   OPERATING LEASES

     The Company leases certain automobiles under operating leases, expiring through October 2000. Future minimum lease payments required under the above leases are as follows:

     Years ending September 30,
              1999                          $  21,000
              2000                             11,000
                                            ---------
                                            $  32,000
                                            =========

Total lease expense under the above operating leases was $23,000 and $17,000 for 1998 and 1997, respectively.

7.   RETIREMENT PLAN

     The Company has an established 401(K) retirement plan (the Plan) covering all employees. Under the terms of the Plan, the Company contributes up to two percent of the participant's annual salary. Company contributions have a graded vesting period based on years of service. Additionally, the Plan allows for contributions by the participant equal to eighteen percent of their salary. Company contributions totaled $16,000 and $4,000 for the years ended September 30, 1998 and 1997, respectively.

8.   STATEMENT OF CASH FLOWS

     The Company recorded $16,000 and $29,000 in increase in fair value of marketable securities as of September 30, 1998 and 1997, respectively.

     These non-cash transactions are excluded from the accompanying statement of cash flows.

9.   SUBSEQUENT EVENT

     The Company borrowed a total of $3,809,000 from a bank and ASHA Corporation ("ASHA"), a public company engaged in the design, development and marketing of automobile components, and repurchased 105 shares of common stock from its stockholders. The Company then sold 1,000 shares to one employee for $1,000. These shares were then exchanged for 150,000 shares of ASHA.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial data (the "Pro Forma Financial Data") of ASHA Corporation (the "Company") has been prepared utilizing the historical financial statements of the Company and McLaren Engines, Inc. ("McLaren"). The acquisition included in the Pro Forma Financial Data has been accounted for under the purchase method of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The Pro Forma Financial Data is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined businesses that would have resulted had such events actually occurred on the date specified, nor is it indicative of the Company's future results. The purchase price allocations reflected in the Pro Forma Financial Data have been based on preliminary estimates of the respective fair market value of assets and liabilities, which may differ from the actual allocations, and are subject to revision. In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made.

On January 8, 1999, the Company acquired all of the outstanding stock of McLaren in exchange for 150,000 shares of the Company's authorized but unissued Common Stock. The acquisition was made pursuant to the terms of a Stock Purchase Agreement among the Company, McLaren and the shareholders of McLaren.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998, is presented as if the Company had completed the acquisition of McLaren as of September 30, 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1998, are presented as if the Company had completed the acquisition as of October 1, 1997.

The following presentation of the Pro Forma Financial Data for the year ended September 30, 1998, should be read in conjunction with the historical financial statements and notes thereto of the Company included in the September 30, 1998 Form 10-KSB and the historical financial statements of McLaren included in this Report.

ASHA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1998

                                                                         PRO FORMA
                                            PRO FORMA ADJUSTMENTS         FOR THE
                  ASHA       McLAREN      -------------------------       MCLAREN
                (Actual)    ACQUISITION      (1)            (2)          ACQUISITION
               ----------  ------------   ----------     ----------      -----------
CURRENT ASSETS:
Cash and cash
 equivalents   $2,349,000  $1,427,000     (1,464,000)     2,454,000
                                                          1,355,000
                                                           (545,000)
                                                         (4,655,000)
               ----------  ----------     ----------     ----------      -----------
                2,349,000   1,427,000     (1,464,000)    (1,391,000)         921,000

Marketable
 securities             -      93,000                                         93,000
Accounts
 receivable     3,653,000     835,000                                      4,488,000
Inventories             -      22,000                                         22,000
Prepaid ex-
 penses and
 other             64,000      10,000                                         74,000
               ----------  ----------     ----------     ----------      -----------
Total current
 assets         6,066,000   2,387,000     (1,464,000)    (1,391,000)       5,598,000

PROPERTY AND
 EQUIPMENT,
 net              570,000   1,568,000      1,709,000                       3,847,000

INVESTMENT IN
 AFFILIATE        610,000           -                                        610,000

GOODWILL                -           -        740,000                         740,000
               ----------  ----------     ----------     ----------      -----------
Total assets   $7,246,000  $3,955,000        985,000     (1,391,000)     $10,795,000
               ==========  ==========     ==========     ==========      ===========
CURRENT
 LIABILITIES   $  401,000  $  420,000                                    $   821,000

NOTES PAYABLE -
 net of current
 portion          273,000           -     (1,355,000)     2,454,000
                                                          1,355,000
               ----------  ----------     ----------     ----------      -----------
                  273,000           -     (1,355,000)     3,809,000        2,727,000
STOCKHOLDERS'
 EQUITY:
 Common stock           -       1,000              -         (1,000)               -


                                           F-10

Additional
 paid-in
 capital       11,884,000      23,000        675,000        (23,000)      12,559,000
Unrealized
 gain on
 marketable
 securities             -      56,000        (56,000)                              -
Treasury
 stock,
 at cost          (82,000)          -                                        (82,000)
Retained
 earnings      (5,230,000)  3,455,000      1,721,000     (5,176,000)      (5,230,000)
               ----------  ----------     ----------     ----------      -----------
Total
 stockholders'
 equity         6,572,000   3,535,000      2,340,000     (5,200,000)       7,247,000
               ----------  ----------     ----------     ----------       -----------
Total li-
 abilities
 and stock-
 holders'
 equity        $7,246,000  $3,955,000        985,000     (1,391,000)     $10,795,000
               ==========  ==========     ==========     ==========      ===========

--------------------

(1) To reflect the acquisition of McLaren for $2,139,000, including $1,464,000 in cash and $675,000 in aggregate value of common stock of the Company.

(2) To reflect the reorganization in which McLaren redeemed the stock of its two shareholders and issued new shares to McLaren's employees. The Company loaned McLaren $1,355,000 and McLaren utilized $545,000 of cash on hand as well as $2,454,000 borrowed from an unaffiliated bank to complete this reorganization.


ASHA CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED SEPTEMBER 30, 1998

                                                                                     PRO FORMA
                                                   PRO FORMA ADJUSTMENTS              FOR THE
                  ASHA       McLAREN      ---------------------------------------     MCLAREN
                (Actual)   ACQUISITION       (1)            (2)             (3)     ACQUISITION
               ----------  -------------  ----------     ----------      --------   -----------
REVENUE        $5,685,000  $3,673,000              -              -             -    $9,358,000

OPERATING
EXPENSES
 Cost of
  Sales                 -   2,050,000                                                 2,050,000
 Research and
  development   1,605,000           -                                                 1,605,000
 Selling,
  general and
  administra-
  tive          1,960,000   1,199,000         75,000         37,000                   3,271,000
               ----------  ----------     ----------     ----------      --------   -----------
                3,565,000   3,249,000         75,000         37,000             -     6,926,000
               ----------  ----------     ----------     ----------      --------   -----------
Income
 from opera-
 tions          2,120,000     424,000        (75,000)       (37,000)            -     2,432,000
               ----------  ----------     ----------     ----------      --------   -----------
OTHER INCOME
 (EXPENSE)       (286,000)    123,000              -              -      (206,000)     (369,000)
               ----------  ----------     ----------     ----------      --------   -----------

Income
 before pro-
 vision for
 income taxes   1,834,000     547,000        (75,000)       (37,000)     (206,000)    2,063,000

PROVISION FOR
 INCOME TAXES      44,000     210,000                                                   254,000
               ----------  ----------     ----------     ----------      --------   -----------
Net Income     $1,790,000  $  337,000        (75,000)       (37,000)     (206,000)  $ 1,809,000
               ==========  ==========     ==========     ==========      ========   ===========
Basic
 Earnings
 Per Share     $      .21                                                           $       .20
               ==========                                                           ===========
Weighted
 Average Num-
 ber of Common
 Shares Out-
 standing       8,725,168                                                             8,875,168
               ==========                                                           ===========
Diluted Earn-
 ings Per
 Share         $      .20                                                           $       .20
               ==========                                                           ===========
Weighted
 Average Num-
 ber of Common
 Shares and
 Equivalents
 Outstanding    9,044,216                                                             9,194,216
               ==========                                                           ===========

                                               F-12


__________________

(1)  The McLaren acquisition results in the valuation of the fixed assets at fair market value of such assets, based on the preliminary purchase accounting treatment of the acquisition.  The fixed assets are being depreciated over useful lives utilizing the straight-line method.  The valuation results in additional annual depreciation of
$75,000.

(2)  The McLaren acquisition results in the recognition of goodwill of $740,000 for the excess of the aggregate purchase price paid over the fair value of the net assets acquired, based on the preliminary purchase accounting treatment of the acquisition.
This adjustment reflects the pro forma amortization expense associated with this goodwill, which is being amortized over a period of 20 years.

(3)  The McLaren reorganization was partially financed through the assumption of notes payable.  McLaren received financing in the amounts of $1,816,000 and $638,000 collateralized by their building and equipment, respectively.  The notes accrue interest at approximately 8.4% and require the payment of interest and principal monthly.  This adjustment reflects pro forma interest expense assuming the notes payable were outstanding as of October 1, 1997.

                                          F-13